For Immediate Release

January 30, 2004

Contacts:

Investor Relations: Jennifer Rice (847) 295-5000, investor.relations@hewitt.com

Media Relations: Kelly Zitlow (847) 442-7662, kelly.zitlow@hewitt.com

Hewitt Associates Reports First Quarter Results

LINCOLNSHIRE, Ill. — Hewitt Associates, Inc. (NYSE: HEW), a global human resources outsourcing and consulting firm, today reported results for its fiscal 2004 first quarter ended Dec. 31, 2003.

For the first fiscal quarter, Hewitt’s net revenues (revenues before reimbursements) increased 11% to $532.0 million from $480.3 million in the comparable prior-year quarter. Outsourcing revenues increased 15% and Consulting revenues increased 3%. Excluding the effects of acquisitions and favorable foreign currency translations, total Company revenues for the first quarter increased 4%, Outsourcing revenues increased 7% and Consulting revenues declined 3%.

“Hewitt delivered solid results in the first quarter. Increases in Outsourcing revenues and margins more than offset the continued investments we made in our workforce management and payroll service offerings,” said Dale L. Gifford, chairman and chief executive officer. “While our Consulting business declined slightly in the quarter, our integrated offer continues to be well received in the marketplace, and we believe our competitive position is as strong as ever,” he stated. Gifford reiterated his expectation for total Company net revenue growth of 8%-11% for the fiscal year and core earnings per share in the low $1.30s.

Reported Earnings

Reported net income for the first quarter was $29.4 million, $0.30 per diluted share, which included a $4.1 million pre-tax charge for the fiscal 2002 Initial Public Offering (IPO)-related grant of restricted stock to employees. In the comparable prior-year quarter reported net income was $14.8 million, $0.15 per diluted share, and included a related $24.9 million pre-tax charge for the IPO-related grant of restricted stock to employees.

Core Earnings

The Company presents core earnings, a non-GAAP financial measure, to provide current quarterly information on a basis that excludes pre-tax charges of $4.1 million and $24.9 million for the 2004 and 2003 first quarters, respectively, related to the amortization of the one-time, IPO-related grant of restricted stock to employees. Core earnings per share also includes the shares issued in the one-time, IPO-related grant as if they had been outstanding from the beginning of fiscal 2002.

Core earnings for the first quarter of fiscal 2004 increased 7% to $31.7 million, or $0.32 per diluted share, from $29.5 million, or $0.30 per diluted share, in the first quarter of 2003. The increase in core earnings was primarily due to growth in the Outsourcing business and increased leverage of unallocated shared services costs.

Business Segment Results

Outsourcing

Outsourcing net revenues increased 15% in the first quarter to $355.1 million from $308.2 million in the prior-year quarter. Excluding the effects of acquisitions and favorable foreign currency translations, Outsourcing revenues increased 7%. Organic growth was driven primarily by the addition of new benefits services for new and existing clients and higher out-of-scope services for annual benefit plan changes.

As of Dec. 31, 2003, the Company was serving 17.4 million end-user benefits participants, including 1.7 million participants gained from the June 2003, Northern Trust Retirement Consulting (NTRC) transaction, an increase of 23%, compared to the 14.1 million participants served at the end of the prior-year quarter. Total benefits participants for the current-year period comprises 6.1 million health and welfare participants, 5.7 million defined contribution participants and 5.6 million defined benefit participants.

Outsourcing segment income (which excludes shared services costs not allocated to segments) increased 16% to $79.7 million in the quarter, compared to $68.7 million in the prior-year quarter. Outsourcing segment margin was 22.4%, compared to 22.3% in the prior-year quarter. Excluding the effects of acquisitions, Outsourcing margins would have been 25.9% in the current-year quarter. Improvement in margin was the result of the continued effort to leverage scale and technology and higher revenue from out-of-scope services. These improvements more than offset continued investments to grow the Company’s workforce management service offering.

Consulting

Consulting net revenues increased 3% in the first quarter to $176.9 million from $172.1 million in the first quarter of 2003. Excluding the effects of acquisitions and favorable foreign currency translations, Consulting revenues declined 3% in the quarter. An increase in health management consulting and a modest increase in retirement and financial management consulting was offset by a decline in talent and organization consulting.

Consulting segment income (which excludes shared services costs not allocated to segments) was $22.4 million in the first quarter of 2004, compared to $26.2 million in the prior-year quarter. Consulting segment margin was 12.7% compared to 15.2% in the prior-year quarter. The decline in margin was a result of an increase in other operating expenses, primarily due to the inclusion of a charge related to the relocation of a leased facility of approximately $3 million. The remaining margin decline was due to lower revenues in the quarter.

Unallocated Shared Services Costs

Unallocated shared services costs were $42.1 million, 7.9% of revenues, in the first quarter of fiscal 2004, compared to $40.0 million, 8.3% of revenues, in the prior-year quarter.

Operating Margin

Reported total Company operating income for the quarter was $55.9 million, and included $4.1 million of pre-tax expenses related to the one-time, IPO-related grant of restricted stock to employees. Total Company operating income for the prior-year quarter was $30.0 million, and included $24.9 million of pre-tax expenses related to the one-time, IPO-related grant of restricted stock to employees. Adjusting for this item, on a comparable basis, total Company operating income increased 9% in the first quarter to $60.0 million, from $54.9 million in the prior-year first quarter. Total Company operating margin decreased slightly to 11.3%, from 11.4% in the prior-year quarter. Increased selling, general and administrative expenses as a percentage of net revenues in the quarter, due to increased costs associated with the build out of the workforce management service offering as well as increased professional services costs, were offset by lower compensation and related expenses as a percentage of revenues.

Cash Flow and Investments

Cash flow from operations was $45.8 million in the quarter, compared to $58.0 million in the prior-year quarter, a decrease of 27%. Free cash flow, defined as cash flow from operations net of cash used in investing activities, was $14.7 million in the current-year quarter, which compared to free cash flow in the prior-year quarter of $30.1 million, a decrease of 51%. The decline was primarily due to a higher level of variable compensation paid out during the current-year quarter for fiscal 2003, compared to the amount paid out in the prior-year quarter for fiscal 2002. The increase in variable compensation paid out related to fiscal 2003 compared to fiscal 2002 was primarily due to a full year of variable compensation for former owners in fiscal 2003 versus four months (June through September) in fiscal 2002, the period the Company was a corporation. Prior to June 2002, the Company operated as a partnership and owners who worked in the business were compensated through distributions of income.

Business Outlook

For fiscal 2004, the Company continues to expect total Company net revenue growth of 8%-11%, including the effects of acquisitions, or 4%-7% excluding acquisitions. The revenue growth forecast comprises approximately 10%-12% growth in Outsourcing and 4%-8% growth in Consulting. The Company continues to expect core earnings per share in fiscal 2004 in the low $1.30s.

For the second quarter of fiscal 2004, the Company expects net revenue growth of 12%-14%. Continued strength of foreign currencies relative to the U.S. dollar could cause growth to be at the higher end of the range. For the second quarter, the Company expects core earnings of about $28-$30 million.

Rule 144 Sales

The Company’s board of directors has authorized sales by holders of Class B and C common stock of up to 1 million shares per quarter, in the aggregate, under Rule 144.

Conference Call

At 7:30 a.m. (CT) today, management will host a conference call with investors to discuss first quarter results and the Company’s outlook for the remainder of fiscal 2004. The live presentation is accessible through the Investor Relations section of Hewitt’s Web site at www.hewitt.com. The Webcast will be archived on the site for approximately one month. During the call, management will discuss “core earnings,” a non-GAAP financial measure. A full reconciliation of core earnings to GAAP earnings is included in this press release. This release will be posted to the Investor Relations section of www.hewitt.com.

Hewitt Associates (www.hewitt.com) is a global human resources outsourcing and consulting firm. It provides services from offices in 38 countries.

This release contains “forward-looking statements” based on management’s expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ from those expressed. The Company’s results may differ materially from those suggested by the forward-looking statements for a variety of reasons, including changes in the competitive environment; changes in economic conditions; changes in laws and regulations (including changes in government interpretations of regulations and changes in accounting standards); material changes in technology; customer and consumer demand, including customer and consumer response to services provided; changes in client relationships; our transition to a corporate structure or our ability to integrate acquired operations; and foreign economic conditions, including currency rate fluctuations and legal and tax risks. These factors are more fully described in the Company’s most recent registration statement on Form S-3 filed with the Securities and Exchange Commission. Hewitt Associates disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except for share and per-share amounts)

	Three Months Ended December 31,
	2003	2002	% Change
Revenues:
Revenues before reimbursements (net revenues)	$531,964	$480,319	10.8%
Reimbursements	18,725	13,606	37.6%

Total revenues	550,689	493,925	11.5%

Operating expenses:
Compensation and related expenses, excluding initial public offering restricted stock awards	336,409	311,539	8.0%
Initial public offering restricted stock awards	4,119	24,885	(83.4)%
Reimbursable expenses	18,725	13,606	37.6%
Other operating expenses	104,726	94,413	10.9%
Selling, general and administrative expenses	30,780	19,436	58.4%

Total operating expenses	494,759	463,879	6.7%

Operating income	55,930	30,046	86.1%
Other expenses, net:
Interest expense	(4,836)	(5,316)	(9.0)%
Interest income	329	643	(48.8)%
Other income (expense), net	(1,872)	(278)	n/m

Total other expenses, net	(6,379)	(4,951)	28.8%

Income before income taxes	49,551	25,095	97.5%
Provision for income taxes	20,188	10,337	95.3%

Net income	$29,363	$14,758	99.0%

Earnings per share:
Basic	$0.31	$0.16	93.8%
Diluted	$0.30	$0.15	100.0%
Weighted average shares:
Basic	95,796,640	93,087,288	2.9%
Diluted	97,546,144	96,562,679	1.0%

n/m = not meaningful

HEWITT ASSOCIATES, INC.

CORE EARNINGS AND CORE EARNINGS PER SHARE

(Unaudited)

(Dollars in thousands, except for share and per-share amounts)

Core Earnings and Core Earnings Per Share – a non-GAAP financial measure

The Company reported net income of $29 million, or $0.30 per diluted share, for the three months ended Dec. 31, 2003, in accordance with accounting principles generally accepted in the United States of America. In assessing operating performance, the Company also reviews its results once all nonrecurring or offering-related adjustments made in connection with the Company’s initial public offering have been removed. We call this measure of earnings “core earnings,” a non-GAAP financial measure. We believe this measure provides a better understanding of our underlying operating performance. For the three months ended Dec. 31, 2003 and 2002, our core earnings and core EPS were:

Core Earnings and Core Earnings Per Share

	Three Months Ended December 31,
	2003	2002	% Change
Income before income taxes as reported	$49,551	$25,095	97.5%
Add back amortization of one-time initial public offering restricted stock awards	4,119	24,885	(83.4)%

Core pretax income	$53,670	$49,980	7.4%
Adjusted income tax expense (1)	(22,005)	(20,492)	7.4%

Core net income	$31,665	$29,488	7.4%

Core earnings per share:
Basic	$0.32	$0.30	7.8%
Diluted	$0.32	$0.30	7.7%
Core shares outstanding:
Basic (2)	98,362,358	98,749,160	(0.4)%
Diluted (3)	99,415,800	99,695,095	(0.3)%

(1)	Assumes an effective tax rate of 41.0%.

(2)	Shares are weighted for the time that they are outstanding as noted below. Core shares outstanding assumes that the following shares of common stock are outstanding—

For the entire period:

•	70,819,520 shares of Class B common stock issued to Hewitt Holdings LLC for the benefit of our owners in connection with the transition to a corporate structure;

•	5,789,908 shares underlying the one-time, initial public offering restricted stock award less net forfeitures of 324,786 and 133,357 at Dec. 31, 2003 and 2002, respectively, and 270,294 of treasury stock withheld from vested shares for the payment of payroll taxes.

Since the offering date, June 27, 2002:

•	11,150,000 shares of Class A common stock issued in connection with the initial public offering weighted as of June 27, 2002;

•	1,672,500 shares of Class A common stock issued in connection with the exercise of the over-allotment option for the initial public offering weighted as of July 9, 2002.

Since the acquisition date, June 5, 2002:

•	9,417,526 shares issued in connection with the June 5, 2002, acquisition of the actuarial and benefits consulting business of Bacon & Woodrow.

Throughout the periods presented:

•	10,749 and 4,509 shares of Class A common stock issued for Director compensation at Dec. 31, 2003 and 2002, respectively.

•	108,536 shares of Class A common stock issued to fulfill the exercise of stock options at Dec. 31, 2003.

(3)	In addition to the shares outstanding for core basic EPS, the dilutive effect of stock options calculated using the Treasury Stock Method as outlined in SFAS No. 128, Earnings Per Share, was 1,053,442 shares and 945,935 shares, respectively, for the three-month periods ended Dec. 31, 2003 and 2002.

HEWITT ASSOCIATES, INC.

BUSINESS SEGMENT RESULTS

(Unaudited)

(Dollars in thousands, except for share and per-share amounts)

	Three Months Ended December 31,
Business Segments	2003	2002	% Change
Outsourcing (1)
Revenues before reimbursements (net revenues)	$355,083	$308,173	15.2%
Segment income	79,681	68,713	16.0%
Segment income as a percentage of segment net revenues	22.4%	22.3%
Consulting
Revenues before reimbursements (net revenues)	$176,881	$172,146	2.8%
Segment income	22,433	26,201	(14.4)%
Segment income as a percentage of segment net revenues	12.7%	15.2%
Total Company
Revenues before reimbursements (net revenues)	$531,964	$480,319	10.8%
Reimbursements	18,725	13,606	37.6%

Total revenues	$550,689	$493,925	11.5%

Segment income	$102,114	$94,914	7.6%
Charges not recorded at the Segment level:
Initial public offering restricted stock awards (2)	4,119	24,885	(83.4)%
Unallocated shared costs	42,065	39,983	5.2%

Operating income	$55,930	$30,046	86.1%

(1)	On June 5, 2003, the Company acquired Cyborg and on June 15, 2003, the Company acquired substantially all of the assets of NTRC. As such, their results are included in the Company’s results from the respective acquisition dates.

(2)	In connection with the Company’s initial public offering, the Company made a one-time restricted stock grant to associates which vests over time. As such, related expenses of $4 million and $25 million were incurred in the three months ended Dec. 31, 2003 and 2002, respectively.

HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except for share and per-share amounts)

	December 31, 2003	September 30, 2003
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$250,731	$227,505
Client receivables and unbilled work in process, less allowances of $15,734 at December 31, 2003 and $15,011 at September 30, 2003	475,371	468,573
Prepaid expenses and other current assets	45,435	38,204
Deferred income taxes, net	8,948	8,948

Total current assets	780,485	743,230

Non-Current Assets
Deferred contract costs	142,236	140,418
Property and equipment, net	236,881	237,476
Capitalized software, net	89,624	95,054
Other intangible assets, net	111,747	107,540
Goodwill, net	277,014	259,294
Other assets, net	20,914	14,794

Total non-current assets	878,416	854,576

Total Assets	$1,658,901	$1,597,806

LIABILITIES
Current Liabilities
Accounts payable	$20,551	$14,508
Accrued compensation and benefits	94,680	147,821
Accrued expenses	117,851	95,228
Advanced billings to clients	115,244	108,272
Short-term debt and current portion of long-term debt	44,407	33,000
Current portion of capital lease obligations	4,893	6,602
Employee deferred compensation and accrued profit sharing	58,128	47,583

Total current liabilities	455,754	453,014

Long-Term Liabilities
Debt , less current portion	135,707	135,563
Capital lease obligations, less current portion	82,378	83,191
Deferred contract revenues	113,835	118,167
Other long-term liabilities	75,172	70,386
Deferred income taxes, net	46,974	47,424

Total long-term liabilities	454,066	454,731

Total Liabilities	$909,820	$907,745

HEWITT ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(Dollars in thousands, except for share and per-share amounts)

	December 31, 2003	September 30, 2003
	(Unaudited)
STOCKHOLDERS’ EQUITY
Stockholders’ Equity
Class A common stock, par value $0.01 per share, 750,000,000 shares authorized, 30,470,600 and 30,463,187 shares issued and outstanding, as of December 31, 2003 and September 30, 2003, respectively	$305	$305
Class B common stock, par value $0.01 per share, 200,000,000 shares authorized, 63,360,983 and 63,420,466 shares issued and outstanding as of December 31, 2003 and September 30, 2003, respectively	634	634
Class C common stock, par value $0.01 per share, 50,000,000 shares authorized, 4,603,915 shares issued and outstanding as of December 31, 2003 and September 30, 2003	46	46
Restricted stock units, 172,255 and 173,998 units issued and outstanding as of December 31, 2003 and September 30, 2003, respectively	3,269	3,302
Additional paid-in capital	626,507	627,329
Cost of common stock in treasury, 270,294 shares of Class A common stock.	(6,164)	(6,164)
Retained earnings	100,949	71,586
Unearned compensation	(40,301)	(45,534)
Accumulated other comprehensive income	63,836	38,557

Total stockholders’ equity	749,081	690,061

Total Liabilities and Stockholders’ Equity	$1,658,901	$1,597,806

HEWITT ASSOCIATES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2003	2002
Cash flows from operating activities:
Net income	$29,363	$14,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,887	19,322
Amortization	10,628	7,548
Initial public offering restricted stock awards	3,503	22,624
Director stock remuneration	20	35
Deferred income taxes	(450)	7
Changes in operating assets and liabilities:
Client receivables and unbilled work in process	(4,194)	16,273
Prepaid expenses and other current assets	(6,424)	(27,968)
Deferred contract costs	(2,008)	(480)
Accounts payable	5,715	(8,126)
Accrued compensation and benefits	(54,421)	(3,975)
Accrued expenses	26,052	6,637
Advanced billings to clients	6,791	19,718
Deferred contract revenues	(4,429)	(1,919)
Employee deferred compensation and accrued profit sharing	10,512	(2,685)
Other long-term liabilities	5,239	(3,760)

Net cash provided by operating activities	45,784	58,009
Cash flows from investing activities:
Additions to property and equipment	(16,957)	(5,331)
Cash paid for acquisitions and transaction costs, net of cash received	(1,123)	(6,846)
Increase in other assets	(12,974)	(15,703)

Net cash used in investing activities	(31,054)	(27,880)
Cash flows from financing activities:
Proceeds from the exercise of stock options	704	—
Short-term borrowings	14,491	3,481
Repayments of short-term borrowings	(4,803)	—
Repayments of capital lease obligations	(2,471)	(2,306)
Payment of offering costs	—	(32)

Net cash provided by financing activities	7,921	1,143
Effect of exchange rate changes on cash and cash equivalents	575	396

Net increase in cash and cash equivalents	23,226	31,668
Cash and cash equivalents, beginning of period	227,505	136,450

Cash and cash equivalents, end of period	$250,731	$168,118

Supplementary disclosure of cash paid during the period:
Interest paid	$5,831	$5,792
Income taxes paid	$4,507	$431